Exhibit 10.41

SELECT SERVICES AGREEMENT

This Select Services Agreement (this “Agreement”) is entered into this ___ day of August 2021, by and between Sierra Delta Romeo LLC, a Colorado limited liability company (“Owner”), and Set Jet, LLC, a Nevada limited liability company (“Set Jet”).

RECITALS

A. Owner is the owner of that certain 1996 Bombardier Challenger 850 aircraft, Manufacturer’s Serial Number #7136, FAA Registration Number N949SJ, together with all equipment, components, parts, additions, accessions and attachments (hereinafter collectively referred to as the “Aircraft”).

B. Set Jet and Maine Aviation Aircraft Charter, LLC, a Maine limited liability company (“MAAC”) entered into that certain Aircraft Charter Agreement of even date herewith the (the “CharterºAgreement”), pursuant to which Set Jet is paying MAAC for certain services involving the Aircraft, but which are separate and independent from the arrangements Set Jet will make for Owner under this Agreement.

C. Owner has given Steve Reynolds (“Reynolds”) (or his designee), the right to use the Aircraft for up to 100 flight hours per year, and Set Jet is willing to make the necessary arrangements with MAAC for Reynolds to use the Aircraft.

D. Owner and Set Jet desire to clarify the terms under which Set Jet will communicate with Reynolds to make arrangements with MAAC (or its successors) to provide flight related services to Reynolds arising under this Agreement, on and subject to the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Reynolds and Set Jet hereby agree as follows:

AGREEMENT

1. Reynolds Use Arrangements. Reynolds may contact Set Jet at any time to arrange to use the Aircraft. While Reynolds will attempt to provide reasonable advanced notice of his plans to use the Aircraft, Set Jet understands and agrees that, from time to time, advanced notice may be very short depending on the needs of Reynolds. Reynolds understands that Set Jet will use its best efforts to accommodate Reynolds on such short notice in a timely fashion but that there may be certain circumstances (such as pilot availability), which may affect Set Jet’s efforts in that regard. Reynolds may designate others besides himself to use the Aircraft from time to time, and will provide the names of his designees to Set Jet at the time Reynolds contacts Set Jet to arrange for use of the Aircraft.

2. Allocation of Use Expenses. Reynolds, as applicable, will be responsible for paying directly to Set Jet the following expense items related to use of the Aircraft under this Agreement:

a. A contribution to engine maintenance, at the current rate of $555 per hour, per engine, until such time that each engine has been overhauled at which point the rate shall be reduced to $200 per hour, per engine, or the actual cost per engine being charged by the manufacturer’s engine maintenance program at the time of use.

b. A contribution for airframe and avionics maintenance reserves, at the current rate of $950 per hour, or the actual cost of such maintenance on a per hour basis at the time of use, multiplied by the actual number of flight hours of use by Reynolds (or his designee).

c. A contribution for pilot and co-pilot salaries, at the current rate of $400 per hour, or the actual cost of such salaries on a per flight hour basis at the time of use, multiplied by the actual number of flight hours of use by Reynolds (or his designee).

d. All landing fees, customs or international flight planning fees and airport ramp fees incurred that are directly related to the period that Reynolds (or his designee) are using the Aircraft, fuel costs, cleaning and flight preparation expenses (such as lavatory flushing expenses), and food and beverage expenses; all such costs to be billed to Reynolds, as applicable, in an amount equal to Set Jet’s actual out-of-pocket costs, with no surcharges added. With respect to fuel costs, Set Jet has agreed to provide fuel for Reynolds (or his designee’s) use at Set Jet’s actual cost including taxes and fees, plus any surcharge charged to Set Jet (which is currently equal to twenty-five cents ($.25) per gallon, and which is subject to change from time to time).

e. All pilot and flight crew layover costs, if any, including hotel, rental car and food expenses.

3. Termination. In the event the Charter Agreement is terminated for any reason, either party hereto may elect to terminate this Agreement, by giving written notice to the other party.

4. Miscellaneous.

a. Time is of the essence of this Agreement, and all terms, conditions and covenants contained herein.

b. This Agreement contains the entire agreement of the parties and supersedes any and all prior agreements between the parties, written or oral, with respect to the transactions hereby contemplated. There are no verbal understandings, agreements, representations or warranties between the parties which are not expressly herein set forth. This Agreement may not be changed or terminated orally but may only be changed by an agreement in writing signed by both parties hereto.

c. This Agreement is subject to all rules and regulations, approvals and certifications of the FAA which now or hereafter may be imposed or required in connection with the use and operation of the Aircraft.

d. Paragraph headings are for convenience only and shall have no bearing on the interpretation of any term or provision of this Agreement.

e. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision in this Agreement and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

f. This Agreement shall be construed in favor of a conclusion that operational control of the Aircraft, as that term is used in FAR Part 135, rests with MAAC on all flights pursuant to this Agreement, that all such flights pursuant to this Agreement are permissible on-demand charter flights pursuant to FAR Part 135, at all times while this Agreement is in force and effect.

g. Nothing contained in this Agreement shall be regarded as creating any relationship (employer/employee, joint venture, partnership) between the parties other than as set forth herein. The parties shall be considered for all purposes as independent contractors, and neither shall be deemed the agent of the other. Neither party shall at any time represent itself to be an employee of the other.

h. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof, and supersedes all prior or independent agreements between the parties concerning the Aircraft, except for any independent indemnity agreement(s) between the parties.

i. No delay or omission in the exercise or enforcement of any right or remedy hereunder by either party shall be construed as a waiver of such right or remedy. All remedies, rights, undertakings, obligations and agreements contained herein shall be cumulative and not mutually exclusive.

j. This Agreement may be executed in any number of counterparts each of which shall be deemed an original, but all of which together shall constitute one instrument, and a facsimile or email of an original signature will be deemed an original.

5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona. Should litigation between the parties arise in connection with this Agreement, the prevailing party shall be entitled to reimbursement for reasonable attorneys’ fees and expenses.

6. Notices. Any notices, requests and demands in connection with this Agreement shall be in writing, and shall be served either by personal delivery, registered or certified mail, postage prepaid, return receipt requested, or by fax, or email. Notices shall be delivered to:

Reynolds:	AIRCRAFT OWNER
Sierra Delta Romeo LLC
7334 N Clearwater Pkwy
Paradise Valley, AZ 85253
	Attn:	Steve Reynolds
	Tel:	[telephone redacted]
	Email:	[email redacted]

Set Jet:	SET JET, LLC
	Attn:	Mr. Thomas P. Smith
15011 N 75th St
Scottsdale, AZ 85260
	Telephone:	[telephone redacted]
	Email:	[email redacted]

Notices shall be deemed to have been received three (3) days after deposit in the U.S. mail, upon receipt if sent by federal express or other overnight delivery service, or upon confirmed receipt if sent by facsimile or e-mail transmission.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Select Services Agreement as of the date indicated above.

SIERRA DELTA ROMEO LLC:

Sierra Delta Romeo, LLC, a Colorado limited liability company

By:	/s/ Steve Reynolds
	Name:	Steve Reynolds
	Title:	Manager

SET JET:

Set Jet, LLC, a Delaware limited liability company

By:	/s/ Thomas P. Smith
	Name:	Thomas P. Smith
	Title:	Chief Executive Officer

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